Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Daniel Guglielmone, the Executive Vice President and Chief Financial Officer and Treasurer of Federal Realty Investment Trust (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Report”). The undersigned hereby certifies, to the best of his knowledge, that:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 4, 2021	/s/ Daniel Guglielmone
Daniel Guglielmone
Executive Vice President - Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)